UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 10, 2016 (November 7, 2016)

ROFIN-SINAR TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21377	38-3306461
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File	Identification No.)
Number)

40984 Concept Drive, Plymouth, MI	48170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 455-5400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 7, 2016 (the “Closing Date”), Rofin-Sinar Technologies Inc. (“Rofin”) entered into a Credit Agreement (the “Credit Agreement”), by and among Coherent, Inc. (“Coherent”), and certain direct and indirect subsidiaries of Coherent from time to time party thereto, as guarantors, Coherent Holding GmbH, as borrower (the “Borrower”), the lenders from time to time party thereto, Barclays Bank PLC, as administrative agent and L/C Issuer, Bank of America, N.A., as L/C Issuer, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as L/C Issuer.  Rofin is party to the Credit Agreement as a guarantor.

The Credit Agreement provides for a €670 million senior secured term loan facility (the “Euro Term Loan”) and a $100 million senior secured revolving credit facility with a $30 million letter of credit sublimit and $10 million swing line sublimit.  The Borrower may increase the aggregate revolving commitments or borrow incremental term loans in an aggregate principal amount of up to $150 million, subject to certain conditions, including obtaining additional commitments from the lenders then party to the Credit Agreement or new lenders.  On the Closing Date, the Euro Term Loan was drawn in full and its proceeds were used to finance the acquisition of Rofin by Coherent and pay fees and expenses incurred in connection therewith.  The proceeds of the revolving credit facility can be used to pay fees incurred in connection with such acquisition, to refinance indebtedness of Coherent and its subsidiaries, and for working capital and general corporate purposes.  On the Closing Date, the Borrower used €10 million of the capacity under the revolving credit facility for the issuance of a letter of credit.

The terms of the Credit Agreement require the Borrower to prepay the term loans in certain circumstances, including from excess cash flow beyond a threshold amount, from the receipt of proceeds from certain dispositions or from the incurrence of certain indebtedness, and from extraordinary receipts resulting in net cash proceeds in excess of $10 million in any fiscal year.  Borrower has the right to prepay loans under the Credit Agreement in whole or in part at any time without premium or penalty.  Revolving loans may be borrowed, repaid and reborrowed until the fifth anniversary of the Closing Date, at which time all outstanding revolving loans must be repaid.  The Euro Term Loan matures on the seventh anniversary of the Closing Date, at which time all outstanding principal and accrued and unpaid interest on the Euro Term Loan must be repaid.

Loans under the Credit Agreement bear interest, at the Borrower’s option, at a rate equal to either (i) the London interbank offered rate (the “Eurocurrency Rate”) or (ii) a base rate (the “Base Rate”) equal to the highest of (x) the federal funds rate, plus 0.50%, (y) the prime rate then in effect and (z) the Eurocurrency Rate for loans denominated in U.S. dollars applicable to a one-month interest period, plus 1.0%, in each case, plus an applicable margin.  The applicable margin for term loans borrowed as Eurocurrency Rate loans, is 3.50% initially, and following the first anniversary of the Closing Date ranges from 3.00% to 3.50% depending on the consolidated total gross leverage ratio at the time of determination.  For term loans borrowed as Base Rate Loans, the applicable margin initially is 2.50%, and following the first anniversary of the Closing Date ranges from  2.00% to 2.50% depending upon the consolidated total gross leverage ratio at the time of determination.   The applicable margin for revolving loans borrowed as Eurocurrency Rate Loans, ranges from 3.75% to 4.25%, and  for revolving loans borrowed as Base Rate Loans, ranges from 2.75% to 3.25%, in each case, based on the consolidated total gross leverage ratio at the time of determination.  Interest on Base Rate Loans is payable quarterly in arrears.  Interest on Eurocurrency Rate Loans is payable at the end of the applicable interest period.  Interest periods for Eurocurrency Rate loans may be, at the Borrower’s option, one, two, three or six months.

The Credit Agreement requires the Borrower to make scheduled quarterly payments on the Euro Term Loan of 0.25% of the original principal amount of the Euro Term Loan, with any remaining principal payable at maturity.  A commitment fee accrues on any unused portion of the revolving loan commitments under the Credit Agreement at a rate of 0.375% or 0.5% depending on the consolidated total gross leverage ratio at any time of determination.  The Borrower is also obligated to pay other customary fees for a credit facility of this size and type.

On the Closing Date, Coherent and certain of its direct and indirect subsidiaries (including Rofin), as guarantors, provided an unconditional guaranty of all obligations of the Borrower and the other loan parties arising under the Credit Agreement, the other loan documents and under swap contracts and treasury management agreements with the lenders or their affiliates (with certain limited exceptions).  The Borrower and the guarantors have also granted security interests in substantially all their assets to secure such obligations.

The Credit Agreement contains customary affirmative covenants, including covenants regarding the payment of taxes and other obligations, maintenance of insurance, reporting requirements and compliance with applicable laws and regulations, and negative covenants, including covenants limiting the ability of Coherent and its subsidiaries to, among other things, incur debt, grant liens, make investments, make certain restricted payments, transact with affiliates, and sell assets.  The Credit Agreement also requires Coherent and its subsidiaries to maintain a senior secured net leverage ratio as of the last day of each fiscal quarter of less than or equal to 3.50 to 1.00.   The Credit Agreement contains customary events of default that include, among other things, payment defaults, cross defaults with certain other indebtedness, violation of covenants, inaccuracy of representations and warranties in any material respect, change in control of Coherent and the Borrower, judgment defaults, and bankruptcy and insolvency events.  If an event of default exists, the lenders may require the immediate payment of all Obligations, as defined in the Credit Agreement, and may exercise certain other rights and remedies provided for under the Credit Agreement, the other loan documents and applicable law.  The acceleration of such obligations is automatic upon the occurrence of a bankruptcy and insolvency event of default.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Credit Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

Credit Agreement, dated as of November 7, 2016, by and among Coherent, Inc., Coherent Holding GmbH, the guarantors from time to time party thereto, the lenders from time to time party thereto, Barclays Bank PLC, as Administrative Agent and L/C Issuer, Bank of America, N.A., as L/C Issuer, and The Bank of Tokyo-Mitsubishi UJF, Ltd., as L/C Issuer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROFIN-SINAR TECHNOLOGIES INC.

	By:	/s/ Bret DiMarco
	Name:	Bret DiMarco
	Title:	Secretary

Date: November 14, 2016

EXHIBIT INDEX

Exhibit Number	Description

10.1

Credit Agreement, dated as of November 7, 2016, by and among Coherent, Inc., Coherent Holding GmbH, the guarantors from time to time party thereto, the lenders from time to time party thereto, Barclays Bank PLC, as Administrative Agent and L/C Issuer, Bank of America, N.A., as L/C Issuer, and The Bank of Tokyo-Mitsubishi UJF, Ltd., as L/C Issuer.